UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			July 20, 2022

(Commission File Number)	(Exact Name of Registrants as Specified in Their Charters)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638
1-1097	OKLAHOMA GAS AND ELECTRIC COMPANY			73-0382390

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange
Oklahoma Gas and Electric Company	None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

OGE Energy Corp. ("OGE Energy") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 882,000 customers in Oklahoma and western Arkansas.

On July 20, 2022, the Oklahoma Development Finance Authority (the "ODFA"), a public trust and instrumentality of the State of Oklahoma, completed the issuance and sale of approximately $762 million in ratepayer-backed bonds (the "Bonds") that were offered for the purpose of allowing OG&E to recover the significant fuel costs it incurred as a result of Winter Storm Uri in February 2021, under and pursuant to a new provision of Oklahoma law, "February 2021 Regulated Utility Consumer Protection Act" (the "Securitization Law"). The Bonds are limited and special revenue obligations of the ODFA, payable solely from the securitization bond collateral, created pursuant to the Securitization Law and an irrevocable financing order issued by the Oklahoma Corporation Commission on December 16, 2021 (the "Financing Order"). The Supreme Court of Oklahoma held that the Bonds were properly authorized and constitutional under Oklahoma law in an opinion issued on May 3, 2022. The Bonds are not an obligation of OG&E or any of its affiliates.

In connection with the transaction described above, the ODFA and OG&E entered into a Securitization Property Purchase and Sale Agreement (the "Sale Agreement") whereby the ODFA purchased, and OG&E sold, the securitization property created pursuant to the Securitization Law and the Financing Order. Such securitization property includes the right to assess, impose, adjust, collect and receive revenues, in the form of the winter event securitization charge from OG&E's existing and future Oklahoma customers in amounts intended to be sufficient to pay the principal and interest and financing charges on the Bonds over 28 years. The proceeds received by OG&E for the sale of the securitization property were approximately $750 million, which represents the amount of Bonds sold less issuance costs.

The Sale Agreement contains customary representations, warranties, agreements and indemnification obligations by OG&E. The foregoing description of the Sale Agreement is not complete and is in all respects subject to the actual provisions of the Sale Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01	Securitization Property Purchase and Sale Agreement dated as of July 20, 2022 by and between the Oklahoma Development Finance Authority, as Issuer, and Oklahoma Gas and Electric Company, as Seller
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

July 20, 2022